Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
ir@zillowgroup.com	press@zillow.com
ZILLOW GROUP THIRD QUARTER 2018 REVENUE INCREASED 22% YEAR-OVER-YEAR

•	Traffic to Zillow Group brands’ mobile apps and websites reached an all-time high of more than 195 million unique users in July 2018.

•	Visits to Zillow Group brands’ mobile apps and websites, including Zillow, Trulia, StreetEasy and RealEstate.com, increased 13% year-over-year to approximately 1.9 billion.

SEATTLE - November 6, 2018 - Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and the web, today announced its financial results for the three months ended September 30, 2018. In a separate news release today, Zillow Group also announced the appointment of Allen Parker as its new Chief Financial Officer.
“Zillow Group is undergoing a period of transformational innovation, including our new Premier Agent® lead validation and distribution process, Zillow OffersTM, and now mortgage origination, which together will provide more of an end-to-end real estate transaction experience for consumers,” said Zillow Group CEO Spencer Rascoff. “We believe that these changes will have positive long-term effects for consumers, our industry partners and our business. It will take time for advertisers to adapt to these changes, but we are confident that they set us up for long-term growth.”
Complete financial results can be found in the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm.
Third Quarter and Year to Date 2018 Financial Highlights
The following table sets forth our financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended September 30,		2017 to 2018 % Change	Nine Months Ended September 30,		2017 to 2018 % Change
	2018	2017		2018	2017
Revenue:
IMT segment:
Premier Agent	$232,703	$197,054	18%	$677,320	$562,081	21%
Rentals	37,319	28,438	31%	99,670	73,693	35%
Mortgages	18,438	20,869	(12)%	56,766	62,075	(9)%
Other (1)	43,616	35,478	23%	123,445	96,615	28%
Total IMT segment revenue	332,076	281,839	18%	957,201	794,464	20%
Homes segment	11,018	—	N/A	11,018	—	N/A
Total revenue	$343,094	$281,839	22%	$968,219	$794,464	22%
Other Financial Data:
Income (loss) before income taxes:
IMT segment	$818	$9,247		$(9,670)	$(17,204)
Homes segment	(16,010)	—		(35,206)	—
Total income (loss) before income taxes	$(15,192)	$9,247		$(44,876)	$(17,204)
Net income (loss)	$(492)	$9,206		$(22,176)	$(17,245)
Adjusted EBITDA (2):
IMT segment	$77,856	$70,957		$193,580	$165,456
Homes segment	(11,691)	—		(25,105)	—
Total Adjusted EBITDA	$66,165	$70,957		$168,475	$165,456
Percentage of Revenue:
Income (loss) before income taxes:
IMT segment	—%	3%		(1)%	(2)%
Homes segment	(145)%	N/A		(320)%	N/A
Total income (loss) before income taxes	(4)%	3%		(5)%	(2)%
Net income (loss)	—%	3%		(2)%	(2)%
Adjusted EBITDA:
IMT segment	23%	25%		20%	21%
Homes segment	(106)%	N/A		(228)%	N/A
Total Adjusted EBITDA	19%	25%		17%	21%
(1) Other revenue primarily includes revenue generated by new construction and display, as well as revenue from the sale of various other marketing and business products and services to real estate professionals.

(2) See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented.

Additional Third Quarter 2018 Highlights

•
More than 186 million average monthly unique users accessed Zillow Group brands’ mobile apps and websites, an increase of 7% year-over-year. Zillow Group brands’ mobile apps and websites reached an all-time traffic high of more than 195 million unique users in July 2018.

•	Visits to Zillow Group brands’ mobile apps and websites Zillow®, Trulia®, StreetEasy® and RealEstate.com increased 13% year-over-year to approximately 1.9 billion.

•	Purchased 168 homes and sold 36 homes through Zillow Offers.

•	Revenue from Premier Agent advertisers who have been on Zillow Group’s platform for more than one year grew 26% compared to the prior year.

•	New sales to existing Premier Agent advertisers, or those that were paying advertisers at the beginning of the quarter, accounted for 54% of total bookings.

•	Premier Agent advertisers spending more than $5,000 per month grew 31% year-over-year on a total dollar basis and 33% year-over-year in total number.

Business Outlook - Fourth Quarter and Full Year 2018
The following table presents Zillow Group’s business outlook for the periods presented (in millions, unaudited):

Zillow Group Outlook as of November 6, 2018	Three Months Ended December 31, 2018	Year Ending December 31, 2018

Revenue:
IMT segment:
Premier Agent	$221 to $225	$898 to $902
Rentals	$35 to $36	$135 to $136
Mortgages	$21 to $22	$77 to $78
Other	$43 to $44	$167 to $168
Total IMT segment revenue	$320 to $327	$1,277 to $1,284
Homes segment	$20 to $30	$30 to $40
Total revenue	$340 to $357	$1,307 to $1,324
Adjusted EBITDA*:
IMT segment	$44 to $51	$238 to $245
Homes segment	$(18) to $(13)	$(43) to $(38)
Total Adjusted EBITDA	$26 to $38	$195 to $207

Weighted average shares outstanding — basic	203.0 to 205.0	197.0 to 199.0
Weighted average shares outstanding — diluted	212.0 to 214.0	206.0 to 208.0

In addition, Zillow Group expects to hold 300 to 550 homes in inventory as related to the Homes segment as of December 31, 2018.
* Zillow Group has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) for total Adjusted EBITDA or to forecasted GAAP income (loss) before income taxes for segment Adjusted EBITDA within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the company’s capital stock; depreciation and amortization expense from new acquisitions; impairments of assets; and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss) and income (loss) before income taxes, are inherently uncertain and depend on various factors, many of which are outside of Zillow Group’s control. For more information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” below.

Conference Call and Webcast Information
Zillow Group will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A Quarterly Update letter will be posted to the Quarterly Results section of Zillow Group’s investor relations website at http://investors.zillowgroup.com/results.cfm prior to the live conference call and webcast.
Zillow Group’s management will answer questions submitted via Slido, in addition to answering questions from dialed-in participants, during the live conference call. Questions may be submitted at www.slido.com using the event code #ZEarnings.
A link to the live webcast and recorded replay of the conference call will be available on the investor relations section of Zillow Group’s website. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which involve risks and uncertainties, including, without limitation, statements regarding the acquisition of Mortgage Lenders of America, L.L.C. (“MLOA”), plans for the integration of MLOA with Zillow Offers, Zillow Group’s business and financial outlook, strategic priorities, market opportunities, and operational plans for 2018 and beyond. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “forecast,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of November 6, 2018, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to execute on strategy; Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s investment of resources to pursue strategies that may not prove effective; Zillow Group’s ability to compete successfully against existing or future competitors; the impact of the real estate industry on Zillow Group’s business; the impact of pending legal proceedings described in Zillow Group’s filings with the Securities and Exchange Commission, or SEC; Zillow Group’s ability to successfully integrate and realize the benefits of its past or future strategic acquisitions or investments; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC and for the quarterly period ended September 30, 2018 to be filed with the SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, on both a consolidated basis and for each segment and including forecasted Adjusted EBITDA, which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, within this earnings release.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

▪	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

▪	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

▪	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

▪
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

▪	Adjusted EBITDA does not reflect impairment costs;

▪	Adjusted EBITDA does not reflect acquisition-related costs;

▪	Adjusted EBITDA does not reflect interest expense or other income;

▪	Adjusted EBITDA does not reflect income taxes; and

▪	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and income (loss) before income taxes and our other GAAP results.

About Zillow Group
Zillow Group (NASDAQ: Z) (NASDAQ: ZG) operates the largest portfolio of real estate and home-related brands on mobile and the web which focus on all stages of the home lifecycle: renting, buying, selling and financing. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with great real estate professionals. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads®, Naked Apartments®, RealEstate.com and Out East®. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions to help real estate professionals maximize business opportunities and connect with millions of consumers. Zillow Offers™ provides homeowners in certain metropolitan areas with the opportunity to receive offers to purchase their home from Zillow. When Zillow buys a home, it makes certain repairs and updates and lists the home for resale on the open market. Zillow Group also owns and operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop®, Bridge Interactive® and New Home Feed®. Zillow Group is headquartered in Seattle, Washington.
Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy, HotPads, Out East and New Home Feed are registered trademarks of Zillow, Inc. Zillow Offers is a trademark of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC.

(ZFIN)

Adjusted EBITDA
The following tables set forth a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	IMT	Homes	Consolidated	IMT	Homes	Consolidated
Reconciliation of Adjusted EBITDA to Net Income (Loss) and Income (Loss) Before Income Taxes:
Net income (loss) (1)	N/A	N/A	$(492)	N/A	N/A	$9,206
Income tax (benefit) expense	N/A	N/A	(14,700)	N/A	N/A	41
Income (loss) before income taxes	$818	$(16,010)	$(15,192)	$9,247	$—	$9,247
Other income	(7,773)	—	(7,773)	(1,407)	—	(1,407)
Depreciation and amortization expense	23,015	360	23,375	27,419	—	27,419
Share-based compensation expense	38,155	3,527	41,682	28,574	—	28,574
Impairment costs	10,000	—	10,000	—	—	—
Acquisition-related costs	1,405	—	1,405	218	—	218
Interest expense	12,236	432	12,668	6,906	—	6,906
Adjusted EBITDA	$77,856	$(11,691)	$66,165	$70,957	$—	$70,957

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	IMT	Homes	Consolidated	IMT	Homes	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	$(22,176)	N/A	N/A	$(17,245)
Income tax (benefit) expense	N/A	N/A	(22,700)	N/A	N/A	41
Loss before income taxes	$(9,670)	$(35,206)	$(44,876)	$(17,204)	$—	$(17,204)
Other income	(13,308)	—	(13,308)	(3,970)	—	(3,970)
Depreciation and amortization expense	75,576	725	76,301	81,576	—	81,576
Share-based compensation expense	102,422	8,944	111,366	84,162	—	84,162
Impairment costs	10,000	—	10,000	—	—	—
Acquisition-related costs	2,064	—	2,064	366	—	366
Interest expense	26,496	432	26,928	20,526	—	20,526
Adjusted EBITDA	$193,580	$(25,105)	$168,475	$165,456	$—	$165,456

(1) We use income (loss) before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net income (loss) is calculated and presented only on a consolidated basis within our financial statements.